UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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COMPUTER HORIZONS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Computer Horizons Corp. (the “Company”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies to oppose a proposal put forward by the Computer Horizons Full Value Committee to remove and replace the existing Board of Directors of the Company at a special meeting of shareholders scheduled to be held on October 11, 2005.

Item 1: On October 3, 2005, the following press release was issued by the Company.

FOR IMMEDIATE RELEASE

ISS SUPPORTS COMPUTER HORIZONS CURRENT BOARD OF DIRECTORS

ISS Says Dissident Group Has “Not Presented a Credible, Alternative Strategy;”

Recommends Shareholders Vote AGAINST Dissident Group

MOUNTAIN LAKES, N.J., October 3, 2005 – Computer Horizons Corp. (Nasdaq: CHRZ) today announced that Institutional Shareholder Services (ISS), the nation’s leading independent proxy advisory firm, has recommended that CHC shareholders vote against the dissident group’s proposals and support the current Board of Directors. The recommendations of ISS are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

In its favorable recommendation, ISS wrote:

“On balance, we believe that the current board is acting in the best interests of shareholders. The company has experienced difficult market conditions since 2000, but the company’s negative financial and share price performance is comparable to its peers. Despite the market conditions, the company committed to investing in the Chimes and federal government businesses throughout the 2000-2004 period, and shareholders are reaping the benefits as these businesses drive the growing profitability of the company.”

With regard to the dissident shareholder group, ISS wrote:

“On balance, we think that the dissidents have not presented a credible, alternative strategy.”

“An important challenge for the dissidents is to present a credible and supportable strategic plan for addressing the issues that the company faces. However, the dissidents have provided very little detail on their long-term vision for the company.”

“Ultimately, therefore, we do not believe that a case has been made that satisfies the high burden of proof, and recommend that shareholders vote AGAINST the dissidents’ proposals.”

Computer Horizons’ CEO and President, William J. Murphy, said, “We are pleased that ISS has recommended that Computer Horizons shareholders vote against all of the dissident group’s proposals and, thereby, support our Board.  This Board has successfully steered CHC through one of the most severe downturns in the history of the global IT Services industry and returned the Company to both growth and profitability in the first six months of 2005.  Our Board and management team have acted – and will continue to act – in our shareholders’ best interest and are committed to taking all appropriate and necessary actions to maximize value for all CHC shareholders.”

To vote AGAINST the dissident group’s proposals and maintain the current Board of Directors, CHC shareholders should sign, date, and mail their WHITE proxy cards today.

About Computer Horizons Corp.

Computer Horizons Corp. (‘CHC’) (NASDAQ: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, such as financial services, healthcare, pharmaceutical, telecom, consumer packaged goods, as well as the federal government, through its wholly-owned subsidiary, RGII Technologies, Inc.

CHC’s wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions.  For more information on Computer Horizons, visit www.computerhorizons.com.

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  All forward-looking statements included in this communication are based on information available to Computer Horizons on the date hereof.  Computer Horizons undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

CHC, together with the other Participants (as defined below), has filed with the SEC a proxy statement and accompanying proxy card to be used to solicit votes against a proposal to remove and replace CHC’s existing Board of Directors at a special meeting of shareholders scheduled to be held on October 11, 2005 (the “Special Meeting”).

CHC STRONGLY ADVISES ALL CHC SHAREHOLDERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW & CO., INC. AT ITS TOLL-FREE NUMBER: (800) 607-0088 OR BY E-MAIL AT: CHC.INFO@MORROWCO.COM.  BANKS AND BROKERS SHOULD CALL (800) 654-2468.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE EARL L. MASON, WILLIAM J. MURPHY, WILLIAM M. DUNCAN, ERIC P. EDELSTEIN, WILLIAM M. MARINO, EDWARD OBUCHOWSKI, MICHAEL J. SHEA, DAVID REINGOLD, MICHAEL C. CAULFIELD AND LAUREN FELICE (THE “PARTICIPANTS”).   INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN CHC’S DEFINITIVE SCHEDULE 14A FILED WITH THE SEC ON SEPTEMBER 14, 2005.

Corporate Contacts:	David Reingold/Lauren Felice	Media:	Steve Silva/Eric Brielmann

	Computer Horizons Corp.		Joele Frank, Wilkinson Brimmer Katcher

	(973) 299-4105/4061		(212) 355-4449

	dreingold@computerhorizons.com/ lfelice@computerhorizons.com		ssilva@joelefrank.com/ ebrielman@joelefrank.com

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